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Exhibit 24.1

Power of Attorney

        KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below constitutes and appoints Robert R. Hill, Jr., John C. Pollok and Keith S. Rainwater, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign this and/or any or all amendments (including post-effective amendments) to this Registration Statement and to sign any Registration Statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT R. HILL, JR. Robert R. Hill, Jr.	President and Chief Executive Officer and Director (Principal Executive Officer)	April 23, 2013
/s/ JOHN C. POLLOK John C. Pollok	Senior Executive Vice President, Chief Financial Officer, Chief Operating Officer and Director (Principal Financial Officer)	April 23, 2013
/s/ KEITH S. RAINWATER Keith S. Rainwater	Senior Vice President and Director of External Reporting (Principal Accounting Officer)	April 23, 2013
/s/ ROBERT R. HORGER Robert R. Horger	Chairman of the Board of Directors	April 23, 2013
/s/ JIMMY E. ADDISON Jimmy E. Addison	Director	April 23, 2013
/s/ LUTHER J. BATTISTE, III Luther J. Battiste, III	Director	April 23, 2013
/s/ ROBERT H. DEMERE, JR. Robert H. Demere, Jr.	Director	April 23, 2013

Signature	Title	Date

/s/ M. OSWALD FOGLE M. Oswald Fogle	Director	April 23, 2013
/s/ HERBERT G. GRAY Herbert G. Gray	Director	April 23, 2013
/s/ CYNTHIA A. HARTLEY Cynthia A. Hartley	Director	April 23, 2013
/s/ HARRY M. MIMS, JR. Harry M. Mims, Jr.	Director	April 23, 2013
/s/ RALPH W. NORMAN, JR. Ralph W. Norman, Jr.	Director	April 23, 2013
/s/ ALTON C. PHILLIPS Alton C. Phillips	Director	April 23, 2013
/s/ JAMES W. ROQUEMORE James W. Roquemore	Director	April 23, 2013
/s/ THOMAS E. SUGGS Thomas E. Suggs	Director	April 23, 2013
/s/ KEVIN P. WALKER Kevin P. Walker	Director	April 23, 2013
/s/ JOHN W. WILLIAMSON, III John W. Williamson, III	Director	April 23, 2013

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  Exhibit 24.1